EXHIBIT 10.3





BUSINESS  DEVELOPMENT  AGREEMENT


     This BUSINESS DEVELOPMENT AGREEMENT (the "Agreement"), dated and effective as of the 31st day of July, 2001, is between PRO SQUARED, INC. a Texas corporation, with its principal place of business in Houston, Texas ("Pro2") , and BEN BARNES, an individual residing in Austin, Texas doing business as Entrecorp ("Representative").

                                Background Facts
                                ----------------

     WHEREAS, Pro2 is a service and software products company providing business process improvement consulting and solutions;

     WHEREAS, PRO2 desires to appoint a nonexclusive representative to promote the sale Pro2'S products and services, such appointment to be made on the basis of all of the terms and conditions contained in this Agreement; and

     WHEREAS, Representative desires to be appointed by Pro2 as a nonexclusive representative for the development of business for Pro2, on the basis of the terms and conditions set forth below in this Agreement.

                                   WITNESSETH:

     NOW, THEREFORE, in consideration of the premises and the mutual promises and undertakings set forth below and intending to be legally bound hereby, the parties agree as follows:

1.     DEFINITIONS. The following  capitalized terms, as used in this Agreement,
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shall  have  the  meanings  defined  for  them  as  follows:

(a) "Customer" - any client who purchases Products and/or Services from Pro'.

(b) "Revenue" - the total dollars earned by Pro2 in a monthly or annual accounting period before deducting any sales costs or sales, general and administrative costs, excluding travel expenses that are billed on a "pass through" basis.



(c)     "Products"  -  any  and  all  products  sold  by  PRO2.

(d)     "Services"  -  any  and  all  services  provided  by  Pro2.

2.     APPOINTMENT. Representative hereby represents to Pro2 that Representative
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has  the  necessary  skills  and  experience  to  effectively  perform  his responsibilities as a business development representative for Pro2 as described in this Agreement. In reliance upon that representation, Pro2 hereby appoints Representative as a nonexclusive business development representative for Pro2 to promote the sale of Products and Services.


3. TERM. The term of this Agreement, and of Representative's appointment as a business development representative for Pro2 hereunder, shall commence on the effective date of this Agreement as set forth above. Unless sooner terminated as described in Section 13 below, the term shall continue in effect for a period of three (3) years after the effective date.

4.     RESPONSIBILITIES OF  REPRESENTATIVE. During  the  term of this Agreement,
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Representative shall:

(a) use his best efforts to actively promote and solicit the sale of Products and Services by Pro2 to Customers; and

(b) promptly forward to Pro2 all inquiries, bid and quotation requests, and correspondence relating to Products and/or Services which may be received by Representative from Customers; and

(c) whenever requested to do so by Pro2 (but not more often than once in any thirty day period), prepare and furnish to Pro', in oral or written form, as Pro' may request, confidential reports regarding the activities of Representative on behalf of Pro2 and/or containing other business development information of potential interest to Pro2 ; and

(d) maintain in strict confidence, and not disclose to any other person or firm except with the prior written permission of an authorized officer of Pro2 , any and all information received from Pro' or prepared by Representative for Pro2 regarding fees, customer lists, business plans, strategies, forecasts, studies, reports and any other information which may be considered confidential or proprietary by Pro2 and which is not publicly available. The confidentiality obligation of Representative under this sub-part (d) shall survive the expiration or termination of this Agreement.

5.     COMPENSATION. As the  sole and exclusive compensation for the services to
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be  performed by Representative hereunder and subject to Section 13, PRO2, shall pay  to  Representative  the  following:

(a) $15,000 per quarter for four quarters, payable on the last day of each quarter beginning December 31, 2001;

(b) Upon Pro' obtaining revenue aggregating at least $6,000,000.00 over a twelve-month period, $7,500 per month payable for twenty-four (24) months;

(c) Upon Pro2 obtaining revenue aggregating an additional $11,000,000.00 over a twelve-month period, an additional $10,000 per month payable for twenty-four
(24)  months.



                                       -2-

At  the discretion of Pro', all amounts due and payable under clause (a), (b) or
(c) above shall be payable either in cash or in shares of common stock, $0.001 par value ("Common Stock") of Pro'. For purposes hereof, shares of Common Stock shall be valued at $0.20 per share unless and until the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or Pro2 is required to file reports pursuant to
Section 15(d) of the Exchange Act. Thereafter (when Pro2 shall be described hereunder as a "Reporting Company"), the Common Stock shall be valued at the average bid price on the ten trading days prior to the date the payment is to be made.

On or before January 31, 2002, Pro2 shall issue to Representative shares to be purchased in the amount of 25,000 shares of Common Stock of Pro2 at a price of $0.20 per share. In addition Pro2 shall issue to Representative options to purchase 12,500 shares of Common Stock of Pro2 at a purchase price equal to $5.00 per share, which options shall vest once Pro2 has obtained annual revenues of $5,000,000 over a twelve (12) month period. Finally, Pro2 agrees to issue to Representative options to purchase 12,500 shares of Common Stock of Pro2 at a purchase price equal to $10.00 per share, which options shall vest once Pro2 has obtained annual revenues of $10,000,000 in aggregate over a twelve (12) month period. The options granted pursuant hereto shall be subject to the terms of the option agreement between Pro2 and Representative in the form attached hereto as EXHIBIT "A". The two groups of options for 12,500 shares each shall only be exercisable in the event Pro2 effects a merger into a public shell or files documents necessary to become a publicly traded, fully reporting entity. PRO2 shall be obligated to cause a forward split of all PRO2 common shares on a forty to one (40: 1) basis resulting in the 25,000 shares purchased by Barnes totaling 1,000,000 shares of the common stock. This action shall be taken prior to the trading of the common stock on any public exchange.

Notwithstanding any of the foregoing, no amounts shall be payable to Representative in connection with achieving the annual revenue goals (i) under clause (b) above unless and until the first monthly payments aggregating at least $500,000 have been received by Pro2. Pro2 shall send all commission payments only to the principal place of business of Representative or other address requested in writing by Representative. Any income or other taxes arising from the payment of amounts hereunder to Representative shall be the sole responsibility of Representative.

6.     Expenses.  All  costs  and  expenses  incurred  by  Representative,  its
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employees,  agents  and  representatives  in  performing  services  hereunder including, without limitation, travel, lodgings, entertainment, telephone, telecopy, and telex expenses, shall be paid by Representative, except for any costs or expenses which Pro2 shall have specifically agreed in writing, and in advance of the time when such costs or expenses are incurred, to pay or reimburse to Representative.

7.     TERMS AND CONDITIONS OF SALE.  All  Products and Services to be sold by
       --------------------------------
Pro2 to Customers shall be sold only on the basis of such terms and conditions as are established by Pro2 at its sole discretion. Representative shall nor misrepresent such terms and

                                       -3-

conditions to Customers, and shall not modify or extend such terms and conditions without the prior written authorization of Pro2 . All orders from Customers for Products and/or Services shall be subject to acceptance by Pro2 at its sole discretion.

8.    CHANGES. At any  time  and  from  time  to  time  during the term of this
       --------
Agreement, Pro' shall have the right to change the Products and Services provided to Customers and the prices or rates charged therefore, and its terms and conditions without incurring any liability to Representative, except as to obligations which have accrued prior to the effective date of the change. Pro2 will endeavor to promptly notify Representative of all such changes.

9.     COMPLIANCE WITH LAWS.           In all of its activities pursuant to this
       ---------------------
Agreement, Representative and Pro2 shall strictly comply with all laws, decrees, statutes, rules, regulations, codes and ordinances of any jurisdiction.

10.    NO AGENCY. In connection with its activities on behalf of Pro2 under this
       ----------
Agreement, Representative shall not be an agent or employee of Pro2 , and Representative is not authorized to obligate or commit Pro2 in any manner in dealings with Customers, potential customers, or other persons, firms or governmental units. Representative shall not hold itself out as an agent or employee of Pro2 or as having any authority to obligate or commit Pro2.

12.     CONFLICT  OF INTEREST. During the term of this Agreement, Representative
        ----------------------
shall not promote, solicit or otherwise assist in the sale of Products or Services which compete with Products or Services of Customers by any other person or firm except as may be expressly permitted in writing by an authorized officer of Pro2 . Representative shall immediately and fully disclose to Pro2 any interests or activities of Representative which may conflict with the interest of Pro2 under this Agreement including, without limitation, any agreement by Representative to perform activities in connection with the products or services of any competitor of Pro2 or the products or services of any competitor of any affiliate of Pro2.

13.     TERMINATION. This  Agreement  may  be  terminated  at  any  time:
        ------------

(a)     by  mutual  agreement  of  the  parties;

(b) by either party upon giving a notice of termination to the other party in the event the other party fails to perform, observe or comply with any of the obligations or undertakings of such other party which are contained in this Agreement, and such failure has not been cured within thirty (30) days after the terminating party has given a written notice specifying such failure to the other party;

(c) by Pro2 or Representative in the event Pro2 fails to become a Reporting Company on or before January 31, 2002;



                                       -4-
(c) by Pro' in the event that Pro' has not achieved revenues of at least $6,000,000.00 during the calendar year ending December 31, 2002.

(d)     upon  the  expiration  of  the  term  as  provided  herein.

Following any such termination, Pro2 shall pay amounts to Representative in circumstances where the efforts of Representative prior to the effective termination date would otherwise entitle Representative to receive amounts in accordance with the provisions of this Agreement.

14.     ASSIGNMENT  This  Agreement  may not be assigned by either party without
        ----------
the prior written consent of the other party, except that Pro2 may assign this Agreement to (a) any affiliate of Pro2, or (b) any party succeeding to ownership of substantially all of the assets of PRO2, upon notice to, but without the consent of, Representative.

15. NOTICES. All notices under this Agreement shall be in writing and shall be deemed to have been given when received by the party to whom such notices are being given. Notices may be delivered personally, by courier, or facsimile transmission and shall be addressed as follows:

(a)     If  to  Representative:

Ben  Barnes
98  San  Jacinto,  Suite  250
Austin, Texas 78701
Telecopier No. (512)-322-0106

(b)     If  to  Pro2:  Pro2,  Inc.
Attn:  Craig  Crawford
1770  St.  James  Place,  Suite  115
Houston,  Texas  77056
Telecopier  No.  (713)  622-1103

or at such other address as either party may hereafter notify the other in the manner described in this Section. Such notices shall be deemed given when they are received by the party to which they are directed as evidenced by: (i) an acknowledgement or receipt executed by the recipient party, or (ii) a record of delivery or receipt prepared by an independent delivery service or postal agency.

16.    HEADINGS. The headings contained in this Agreement are for convenience of
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reference  only,  and  do  not  form  a  part  of  the  Agreement.

17.   APPLICABLE LAW.  This  Agreement  shall  be  governed  by the laws of the
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State  of  Texas.

18.     SEVERABILIIY .If any portion of this Agreement is declared to be invalid
        -------------
or unenforceable by a final judgment, order or decree of any court or administrative body having proper jurisdiction, then, as to that jurisdiction only, such portion shall be deemed to be severed from the Agreement and the remainder of the Agreement shall remain in full force and effect.

19.     ENTIRE AGREEMENT. This Agreement sets forth the entire Agreement between
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the  parties  as  to  the subject matter hereof and supersedes any prior oral or written negotiations, understandings, or Agreements as to such subject matter. This Agreement cannot be amended except by a writing dated subsequent to the date hereof and executed on behalf of both parties by their duly authorized representative which, in the case of Pro2, must be an officer.

20.     ARBITRATION.  All  disputes,  claims,  and/or  requests  for  specific
        ------------
contractual performance, or other equitable relief, or damages or any other matters in question between the parties arising out of this agreement shall be submitted for arbitration, solely. Demand shall be submitted for arbitration, solely. Demand shall be made to the American Arbitration Association and shall be conducted in Houston, Texas by a one-person arbitrator, unless the parties mutually agree otherwise. Arbitration shall be in accordance with the commercial rules of the American Arbitration Association. The Award of the Arbitrator shall be final and judgment may be entered upon it in any court having jurisdiction thereof, and the prevailing party shall be entitled to costs and reasonable attorney's fees arising out of such arbitration


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                                       -6-

     IN WITNESS HEREOF, this Agreement has been executed on behalf of the parties by their duly authorized representative as of the date FIRST written above.


                                   BEN BARNES


                                   PRO SQUARED, INC.


                                By: __________________
                                  Craig Crawford, President








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                         Business Development Agreement